EXHIBIT 31.1

CERTIFICATION

I, Alex Yemenidjian, certify that:

1.	I have reviewed this Form 10-K/A Amendment No. 1 of Metro-Goldwyn-Mayer Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 2, 2004

/s/ ALEX YEMENIDJIAN

Alex Yemenidjian Chief Executive Officer